                                  EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Reality Wireless Networks, Inc. of our report dated December 30, 2002 which appears in the Registrant's Form 10-KSB for the year ended September 30, 2002.


/s/Malone & Bailey, PLLC
Houston, Texas


April 26, 2003